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                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                  July 14, 2004


Nanosys, Inc.
2625 Hanover Street
Palo Alto, California 94304


     RE:  REGISTRATION STATEMENT ON FORM S-1


Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 22, 2004, as hereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 7,187,500 shares of Common Stock (the "Shares") of Nanosys, Inc. (the "Company"). The Shares, which include up to 937,500 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters, are to be sold to the underwriters as described in such Registration Statement for sale to the public or issued to the Representatives of the underwriters. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

     Additionally, as your counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                     Sincerely,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

                                     /s/ Wilson Sonsini Goodrich & Rosati